UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2019

Tutor Perini Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-6314 (Commission File Number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Tutor Perini Corporation (the “Company”) today reports that it has entered into a contract amendment involving the San Francisco Municipal Transportation Agency Central Subway project that provides for the Company to receive $31.2 million in resolution of previously unpaid amounts for the delays that the project experienced as a result of unexpected site conditions and owner-directed changes in project design. The Company has received payment of $29.7 million, which is the agreed $31.2 million amount less contractual retention as provided for in the Central Subway project contract. This payment will be included in the Company’s third quarter 2019 operating cash flow.

Neither the amendment nor the payment will have an impact on the Company’s third quarter earnings, in light of the amount of estimated collections related to these delays on the Central Subway project previously recorded by the Company in its contract assets. The Company is continuing to negotiate additional unresolved amounts on the Central Subway project and currently anticipates that these could be concluded by the fourth quarter of 2019, although the Company cannot predict the outcome of the ongoing discussions.

The Central Subway project is not one of the five resolved matters on which the Company reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2019. The Company continues to expect the near-term collection of the remaining $24 million from the resolution of those other five matters, though some or all of the remaining amount may be received after the end of the third quarter.

Future resolutions of, and cash collections from, other disputed matters, as well as the still unresolved aspects of the Central Subway project, may be higher or lower than the expected recoveries currently recorded by the Company in its contract assets. The resolution of these matters involves risks and uncertainties that can cause both the timing and the actual amount of collections to differ from estimates and expectations.

The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Note Regarding Forward-Looking Statements

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding the Company’s expectations about the future resolution of disputed amounts and future cash collections, and statements regarding estimates and anticipated future results or performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and estimates are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Date: September 24, 2019	By:	/s/ Gary G. Smalley
Gary G. Smalley
Executive Vice President and Chief Financial Officer

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